April 28, 2025

Surf Air Mobility Inc. 12111 S. Crenshaw Boulevard Hawthorne, California 90250

Re: Surf Air Mobility Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”) of Surf Air Mobility Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale from time to time by the selling stockholder named in the Registration Statement of up to 4,139,398 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share, which includes 750,000 shares of Common Stock (the “Shares”) currently outstanding and held by the selling stockholder named in the Registration Statement and up to 3,389,398 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants to purchase Common Stock (the “Warrants”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (a) the Shares are validly issued, fully paid and non-assessable and (b) the Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms for the additional consideration specified therein, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP